EXHIBIT 23.1




                        CONSENT OF DELOITTE & TOUCHE LLP
                              INDEPENDENT AUDITORS




We  hereby  consent  to the  incorporation  by  reference  to  the  Registration
Statements on Form S-8 (Registration Numbers 333-41228 and 333-50558) of our report dated February 1, 2001 on our audits of the consolidated financial statements of MDSI Mobile Data Solutions Inc. and its subsidiaries as of December 31, 2001 and 2000, which report is included in the Annual Report on Form 10-K of MDSI Mobile Data Solutions Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP

Chartered Accountants
AK/pk

Vancouver, British Columbia
March 28, 2002